UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

COMMITTED CAPITAL ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware	333-192586	45-4345803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue 22nd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-759-2020

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2016, Committed Capital Acquisition Corporation II (the “Company”) entered into a term sheet (the “Term Sheet”) with Serruya Private Equity (“SPE”), pursuant to which SPE committed to invest an amount up to $50,000,000 in connection with the closing by the Company of an initial business transaction (a “Transaction”), which amount will be in the sole discretion of SPE. The Term Sheet requires that the Company appoint a designee of SPE to its board of directors (the “Board”), and that the Company further agree not to consummate a Transaction without the unanimous consent of the Board.

Pursuant to the Term Sheet, on May 16, 2016, the Company entered into a letter agreement (the “Agreement”) in which it agreed not to consummate a Transaction without the unanimous consent of the Board.

The foregoing summary of the Term Sheet and the Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Term Sheet and the Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Term Sheet, on May 16, 2016, the size of the Board was increased to three members, and Aaron Serruya was appointed to the Board by unanimous written consent as SPE’s designee. As of the date of this Current Report on Form 8-K, it has not yet been determined whether Mr. Serruya will serve on any committees of the Board, or whether he will serve as a Class I or Class II director. Mr. Serruya must, at all times while serving as a member of the Board, comply with all applicable policies, procedures, processes, codes, rules, standards and guidelines.

Except as disclosed above, there are no arrangements or understandings between Mr. Serruya and any other person pursuant to which he was appointed as a director, and there are no relationships between Mr. Serruya and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The information set forth under Item 1.01 is incorporated into this Item 5.02 by reference.

A copy of the Company’s press release announcing the Term Sheet and Mr. Serruya’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Proposed Principal Terms of Equity Investment, dated May 10, 2016, by and between Committed Capital Acquisition Corporation II and Serruya Private Equity

10.2	Letter Agreement Re: Unanimous Board Approval of Initial Business Transaction, dated May 16, 2016, from Michael Rapp

99.1	Press Release dated May 10, 2016

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Committed Capital Acquisition Corporation II

May 16, 2016	By:	/s/ Michael Rapp
Name: Michael Rapp
Title: Chief Executive Officer and Chairman